UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2008
WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 292-2400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Fiscal 2008 Base Salary Increase
     The description of the increase in base salary for Mr. Tom Fatjo, III referenced in Item 7.01 below is incorporated by reference to this Item 5.02(e).
Item 7.01 Regulation FD Disclosure
     By virtue of the employment agreements with each of the four named executive officers (“NEO”) of WCA Waste Corporation (“WCA”), base salaries for each NEO are to be increased by not less than the increase during the immediately preceding year in the Consumer Price Index (“CPI”) for the Houston Standard Metropolitan Statistical Area, which was 2.5%. Effective January 1, 2008, such adjustments will go into effect. In addition, the Compensation Committee and the Board of Directors approved an increase of the base salary of Mr. Tom Fatjo, III above the CPI adjustment to reflect the increased responsibilities of Mr. Fatjo’s position. Effective as of January 1, 2008, his base salary will now be $296,599.
     The employment agreements for each of the NEOs will be amended and restated next year to ensure compliance with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended, and will include the 2008 base salaries for each NEO.
     The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by WCA under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: January 2, 2008	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer